UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 21, 2020
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE.

On September 21, 2020, WEC Energy Group, Inc. (the “Company”) announced that it will redeem the $600,000,000 aggregate principal amount outstanding of its 3.375% Senior Notes due June 15, 2021 and the $350,000,000 aggregate principal amount outstanding of its 3.10% Senior Notes due March 8, 2022 (collectively, the “Notes” and such transaction, the “Redemption”). The Redemption has been set for October 21, 2020, and is subject to receipt of the redemption funds by the trustee. The Redemption price of the Notes will be 100% of the principal amount of the Notes plus a make-whole premium and accrued and unpaid interest to, but not including, the Redemption date, in each case in accordance with the terms and subject to the conditions of the respective series of Notes and the indenture governing the Notes. The Company intends to fund the Redemption through the debt capital markets.

Notices of redemption are being sent by The Bank of New York Mellon Trust Company, N.A., the trustee for the Notes, to all currently registered holders of the Notes.

The Company reaffirms its earnings guidance for 2020 in the range of $3.71 to $3.75 per share with an expectation of reaching the top end of the range.

Forward-looking statements

Certain statements contained in this Form 8-K are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding debt redemptions, earnings and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "should," "targets," "will" or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the Company's service territories; the impact of the COVID-19 pandemic; timing, resolution and impact of rate cases and other regulatory decisions; the Company's ability to continue to successfully integrate the operations of its subsidiaries; availability of the Company's generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy conservation efforts; the Company's ability to successfully acquire and/or dispose of assets and projects; cybersecurity threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the Company's and its subsidiaries' ability to access the capital markets; the impact of tax reform and any other legislative and regulatory changes, including changes to environmental standards; political developments; current and future litigation and regulatory investigations; changes in accounting standards; the financial performance of American Transmission Company as well as projects in which the Company's energy infrastructure business invests; the ability of the Company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in the Company's Form 10-K for the year ended Dec. 31, 2019, and in subsequent reports filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to publicly update or revise any forward-looking information.

The global outbreak of COVID-19 is currently impacting countries, communities, supply chains and markets, and has caused many states, including those states in which the Company operates, to continue to limit some business operations. The extent to which the COVID-19 pandemic may affect the Company depends on factors beyond our knowledge or control. Therefore, the Company is currently unable to determine what impact the pandemic may ultimately have on its business plans and operations, liquidity, financial condition, and results of operations, but will continue to monitor COVID-19 developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: September 21, 2020	William J. Guc - Vice President and Controller

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